EXHIBIT 99.1

Dolby Laboratories Reports First Quarter 2023 Financial Results

SAN FRANCISCO, Feb. 02, 2023 (GLOBE NEWSWIRE) -- Dolby Laboratories, Inc. (NYSE:DLB) today announced the company's financial results for the first quarter of fiscal 2023.

"We are bringing an increasing number of Dolby experiences to more people around the world and demand for immersive experiences continues to be strong," said Kevin Yeaman, President and CEO, Dolby Laboratories. "I’m excited about our momentum with Dolby Vision and Dolby Atmos in movies, television, music, live sports and more."

First Quarter Fiscal 2023 Financial Highlights

  Total revenue was $334.9 million, compared to $351.6 million for the first quarter of fiscal 2022.
  GAAP net income was $79.4 million, or $0.82 per diluted share, compared to GAAP net income of $80.0 million, or $0.77 per diluted share, for the first quarter of fiscal 2022. On a non-GAAP basis, first quarter net income was $107.4 million, or $1.11 per diluted share, compared to $104.5 million, or $1.01 per diluted share, for the first quarter of fiscal 2022.
  Cash flows from operations were $56.4 million, compared to $31.7 million for the first quarter of fiscal 2022.
  We repurchased 0.7 million shares of our common stock and ended the quarter with about $311 million of stock repurchase authorization available going forward.

A complete listing of Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

Recent Business Highlights

  Vivo launched its flagship phone with both Dolby Vision capture and playback.
  OPPO announced their OnePlus 11 phone will include Dolby Atmos and Dolby Vision playback.
  TCL announced that Dolby Vision and Dolby Atmos will be included on all new 4K TVs in the US.

Dividend

Today, Dolby announced a cash dividend of $0.27 per share of Class A and Class B common stock, payable on February 22, 2023, to stockholders of record as of the close of business on February 14, 2023.

Financial Outlook

Dolby’s financial outlook relies on estimates of royalty-based revenue that take into consideration the macroeconomic effect of certain events, including COVID-19, supply chain constraints, and consumer demand for electronic products. In addition, our actual results could differ materially from the estimates we are providing below due in part to the increased uncertainty resulting from these items as well as the geopolitical instability and continuing concerns around inflation and rising interest rates. The uncertainty resulting from these factors has greatly reduced our visibility into our future outlook. To the extent possible, the estimates we are providing for future periods reflect certain assumptions about the potential impact of certain of these items, based upon a consideration of currently available external and internal data and information. These assumptions are subject to risks and uncertainties. For more information, see "Forward-Looking Statements" in this press release for a description of certain risks that we face, and the section captioned "Risk Factors" in our Quarterly Report on Form 10-Q for the first quarter of fiscal 2023, to be filed on or around the date hereof.

Dolby is providing the following high-level estimates for the full year of fiscal 2023:

  Total revenue is expected to grow low single digits year-over-year.
  GAAP operating expenses are expected to decline roughly 2% year-over-year. Non-GAAP operating expenses are expected to grow roughly 2% year-over-year.
  We expect operating margins on a GAAP basis to be roughly 19% and on a non-GAAP basis to be roughly 30%.

Dolby is providing the following estimates for its second quarter of fiscal 2023:

  Total revenue is estimated to range from $340 million to $370 million.
  Operating expenses are anticipated to range from $227 million to $237 million on a GAAP basis and from $193 million to $203 million on a non-GAAP basis.
  Effective tax rate is anticipated to range from 22% to 24% on a GAAP basis and 19% to 21% on a non-GAAP basis.
  Diluted earnings per share is anticipated to range from $0.58 to $0.73 on a GAAP basis and from $0.90 to $1.05 on a non-GAAP basis.

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss first quarter fiscal 2023 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Thursday, February 2, 2023. Access to the teleconference will be available at http://investor.dolby.com or by dialing 1-844-200-6205 (or dialing 1-929-526-1599 for international callers) and entering confirmation code 719331.

A replay of the call will be available from 5:00 p.m. PT (8:00 p.m. ET) on Thursday, February 2, 2023, until 11:00 p.m. PT on Thursday, February 9, 2023 (2:00 a.m. ET on Friday, February 10, 2023), by dialing 1-866-813-9403 (international callers can access the replay by dialing +44-204-525-0658) and entering the confirmation code 561757. An archived version of the teleconference will also be available on the Dolby website, http://investor.dolby.com.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby management uses, and Dolby provides to investors, certain non-GAAP financial measures as an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations and performance. Specifically, we exclude the following as adjustments from one or more of our non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective assumptions in the methodologies used to value the various stock-based award types that we grant. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between our underlying operating results and those of other companies, we exclude stock-based compensation expense.

Amortization of acquisition-related intangibles: We amortize intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. We record amortization charges relating to these intangible assets in our GAAP financial statements, and we view these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of our acquisitions. As these amortization charges do not directly correlate to our operations during any particular period, we exclude these charges to facilitate an evaluation of our current operating performance and comparisons to our past operating results.

Restructuring charges/(credits): Restructuring charges/(credits) are costs associated with restructuring plans and primarily relate to costs associated with exit or disposal activities, employee severance benefits, and asset impairments. We exclude restructuring costs, including any adjustments to charges recorded in prior periods (which may be credits), as we believe that these costs are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Income tax adjustments: We believe that excluding the income tax effect of the aforementioned non-GAAP adjustments provides a more accurate view of our underlying operating results to management and investors.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business, including as a means to evaluate period-to-period comparisons. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, superior to, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above and below. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's financial results for the first quarter of fiscal 2023, expected financial results for the second quarter of fiscal 2023 and full year fiscal 2023, our ability to expand existing business, navigate challenging periods, pursue our long-term growth opportunities, and advance our other long-term objectives, and future dividend payments are "forward-looking statements" that inherently involve substantial risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those provided. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: the potential impacts of COVID-19 and economic conditions on Dolby’s business operations, financial results, and financial position (including the impact to Dolby partners and disruption of the supply chain and delays in shipments of consumer products; consumer demand for products that incorporate Dolby technologies; delays in the development and release of new products or services that contain Dolby technologies; delays in royalty reporting or delinquent payment by partners or licensees; lengthening sales cycles; the impact to the overall cinema market, including closures or limitations of cinema capacity and resulting adverse impact to Dolby’s revenue recognized on box-office sales and demand for cinema products and services; temporary Dolby office closures and other actions to protect Dolby’s workforce; and macroeconomic conditions that affect discretionary spending and access to products that contain Dolby technologies); risks associated with geopolitical issues, such as the conflict between Russia and Ukraine; risks associated with trends in the markets in which Dolby operates, including the broadcast, mobile, consumer electronics, PC, and other markets; the loss of, or reduction in sales by, a key customer, partner, or licensee; pricing pressures; risks relating to changing trends in the way that content is distributed and consumed; risks relating to conducting business internationally, including trade restrictions and changes in diplomatic or trade relationships; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including recoveries; changes in tax regulations; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative products and technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; Dolby's ability to increase its revenue streams and to expand its business generally, and to continue to expand its business beyond its current technology offerings; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in our Quarterly Report on Form 10-Q filed on or around the date hereof. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Forward-looking statements are based upon information available to us as of the date of this press release, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) is based in San Francisco, California with offices around the globe. From movies and TV shows, to apps, music, sports and gaming, Dolby transforms the science of sight and sound into spectacular experiences for billions of people worldwide. We partner with artists, storytellers, developers, and businesses to revolutionize entertainment and communications with Dolby Atmos, Dolby Vision, Dolby Cinema, and Dolby.io.

Dolby, Dolby Atmos, Dolby Vision, Dolby Cinema, Dolby.io, and the double-D symbol are among the registered and unregistered trademarks of Dolby Laboratories in the United States and/or other countries. Other trademarks remain the property of their respective owners.

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended
	December 30, 2022	December 31, 2021
Revenue:
Licensing	$308,011	$332,284
Products and services	26,910	19,349
Total revenue	334,921	351,633

Cost of revenue:
Cost of licensing	13,359	14,935
Cost of products and services	21,091	17,774
Total cost of revenue	34,450	32,709

Gross margin	300,471	318,924

Operating expenses:
Research and development	64,450	68,824
Sales and marketing	82,205	97,170
General and administrative	59,972	62,444
Restructuring credits	(244)	(95)
Total operating expenses	206,383	228,343

Operating income	94,088	90,581

Other income/(expense):
Interest income	4,878	716
Interest expense	(81)	(84)
Other income, net	1,097	229
Total other income	5,894	861

Income before income taxes	99,982	91,442
Provision for income taxes	(20,534)	(11,432)
Net income including controlling interest	79,448	80,010
Less: net (income)/loss attributable to controlling interest	(73)	4
Net income attributable to Dolby Laboratories, Inc.	$79,375	$80,014

Net income per share:
Basic	$0.83	$0.79
Diluted	$0.82	$0.77
Weighted-average shares outstanding:
Basic	95,905	101,230
Diluted	97,047	103,801

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	December 30, 2022	September 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$626,158	$620,127
Restricted cash	5,319	8,244
Short-term investments	132,875	189,213
Accounts receivable, net	289,597	243,593
Contract assets, net	215,923	176,093
Inventories, net	26,111	23,549
Prepaid expenses and other current assets	53,432	50,075
Total current assets	1,349,415	1,310,894
Long-term investments	124,024	102,514
Property, plant, and equipment, net	512,168	513,481
Operating lease right-of-use assets	43,355	46,530
Goodwill and intangible assets, net	475,297	477,412
Deferred taxes	192,184	183,568
Other non-current assets	52,080	55,149
Total assets	$2,748,523	$2,689,548

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$17,361	$14,171
Accrued liabilities	230,346	230,237
Income taxes payable	7,183	1,265
Contract liabilities	22,356	18,588
Operating lease liabilities	13,201	13,257
Total current liabilities	290,447	277,518
Non-current contract liabilities	22,734	23,203
Non-current operating lease liabilities	34,221	37,685
Other non-current liabilities	108,596	100,122
Total liabilities	455,998	438,528

Stockholders’ equity:
Class A common stock	54	53
Class B common stock	41	41
Retained earnings	2,319,358	2,297,730
Accumulated other comprehensive loss	(31,875)	(51,641)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,287,578	2,246,183
Controlling interest	4,947	4,837
Total stockholders’ equity	2,292,525	2,251,020
Total liabilities and stockholders’ equity	$2,748,523	$2,689,548

DOLBY LABORATORIES, INC.
INTERIM CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands; unaudited)

	Fiscal Quarter Ended
	December 30, 2022	December 31, 2021
Operating activities:
Net income including controlling interest	$79,448	$80,010
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,155	23,477
Stock-based compensation	31,240	32,656
Amortization of operating lease right-of-use assets	3,207	3,944
Amortization of premium on investments	81	311
Provision for/(benefit from) credit losses	(1,030)	1,559
Deferred income taxes	(8,255)	(9,004)
Other non-cash items affecting net income	(3,467)	(358)
Changes in operating assets and liabilities:
Accounts receivable, net	(45,153)	(9,965)
Contract assets, net	(39,843)	(44,428)
Inventories	(501)	(1,819)
Operating lease right-of-use assets	1,690	(77)
Prepaid expenses and other assets	2,168	(7,082)
Accounts payable and accrued liabilities	5,765	(34,034)
Income taxes, net	15,292	1,439
Contract liabilities	3,277	3,350
Operating lease liabilities	(5,430)	(4,038)
Other non-current liabilities	(1,249)	(4,281)
Net cash provided by operating activities	56,395	31,660

Investing activities:
Purchases of marketable securities	(72,790)	(108,147)
Proceeds from sales of marketable securities	51,782	2,001
Proceeds from maturities of marketable securities	56,525	10,913
Purchases of property, plant, and equipment	(7,217)	(14,452)
Purchases of intangible assets	—	(11,426)
Purchases of other investments	—	(5,000)
Net cash provided by/(used in) investing activities	28,300	(126,111)

Financing activities:
Proceeds from issuance of common stock	10,954	21,372
Repurchase of common stock	(49,412)	(35,573)
Payment of cash dividend	(25,869)	(25,283)
Distribution to controlling interest	(266)	(1,435)
Shares repurchased for tax withholdings on vesting of restricted stock	(25,000)	(31,920)
Payment of deferred consideration for prior business combinations	(500)	—
Net cash used in financing activities	(90,093)	(72,839)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	8,504	(1,310)
Net increase/(decrease) in cash, cash equivalents, and restricted cash	3,106	(168,600)
Cash, cash equivalents, and restricted cash at beginning of period	628,371	1,233,032
Cash, cash equivalents, and restricted cash at end of period	$631,477	$1,064,432

GAAP to Non-GAAP Reconciliations
(in millions, except per share data; unaudited)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the first quarter of fiscal 2023 and fiscal 2022:

Net income:		Fiscal Quarter Ended
		December 30, 2022	December 31, 2021
GAAP net income		$79.4	$80.0
Stock-based compensation (1)		31.2	32.7
Amortization of acquisition-related intangibles (2)		1.3	2.8
Restructuring credits		(0.2)	(0.1)
Income tax adjustments		(4.3)	(10.9)
Non-GAAP net income		$107.4	$104.5

(1) Stock-based compensation included in above line items:
Cost of products and services		$0.5	$0.6
Research and development		10.7	10.1
Sales and marketing		10.7	12.3
General and administrative		9.3	9.7

(2) Amortization of acquisition-related intangibles included in above line items:
Cost of licensing		$—	$0.7
Cost of products and services		0.9	0.9
Research and development		0.1	0.1
Sales and marketing		0.8	1.1
General and administrative		(0.5)	—

Diluted earnings per share:		Fiscal Quarter Ended
		December 30, 2022	December 31, 2021
GAAP diluted earnings per share		$0.82	$0.77
Stock-based compensation		0.32	0.31
Amortization of acquisition-related intangibles		0.01	0.03
Income tax adjustments		(0.04)	(0.10)
Non-GAAP diluted earnings per share		$1.11	$1.01

Weighted-average shares outstanding - diluted		97	104

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the second quarter of fiscal 2023 and full year fiscal 2023 included in this release:

Operating expenses:	Q2 2023	Fiscal 2023
GAAP operating expenses (low - high end of range)	$227 - $237	(2%) +/- year-over-year
Stock-based compensation	(33)	(124)
Amortization of acquisition-related intangibles	(1)	(4)
Non-GAAP operating expenses (low - high end of range)	$193 - $203	+2% +/- year-over-year

Operating margin:		Fiscal 2023
GAAP operating margin		19% +/-
Stock-based compensation		10%
Amortization of acquisition-related intangibles		1%
Non-GAAP operating margin		30% +/-

Effective tax rate:			Q2 2023
GAAP effective tax rate (low - high end of range)			22% - 24%
Stock-based compensation (low - high end of range)			(2%) - (1%)
Amortization of acquisition-related intangibles (low - high end of range)			(1%) - 0%
Other (low - high end of range)			(1%) - 0%
Non-GAAP effective tax rate (low - high end of range)			19% - 21%

Diluted earnings per share:		Q2 2023
		Low	High
GAAP diluted earnings per share		$0.58	$0.73
Stock-based compensation		0.35	0.35
Amortization of acquisition-related intangibles		0.02	0.02
Income tax adjustments		(0.05)	(0.05)
Non-GAAP diluted earnings per share		$0.90	$1.05

Weighted-average shares outstanding - diluted		97	97

Investor Contact:
Maggie O’Donnell
Dolby Laboratories
914-267-7390
investor@dolby.com

Media Contact:
Karen Hartquist
Dolby Laboratories, Inc.
415-505-8357
karen.hartquist@dolby.com